            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION NUMBER TO GIVE THE PAYER - Social Security numbers have nine digits separated by two hyphens: i.e. 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e. 00-0000000. The table below will help determine the number to give the payer.

------------------------------------------------------------     -------------------------------------------------------------
                                GIVE THE                                                          GIVE THE EMPLOYER
FOR THIS TYPE OF ACCOUNT:       SOCIAL SECURITY                  FOR THIS TYPE OF ACCOUNT:        IDENTIFICATION
                                NUMBER OF -                                                       NUMBER OF -
------------------------------------------------------------     -------------------------------------------------------------
1. An individual's account      The individual                   6.  Sole proprietorship

                                                                 7.  A valid trust, estate or     The legal entity (do not
                                                                     pension trust                furnish the identifying
                                                                                                  number of the personal
                                                                                                  representative or trustee
                                                                                                  unless the legal entity
                                                                                                  itself is not designated
                                                                                                  in the account title)<F4>

2. Two or more individuals      The actual owner of the          8.  Corporate account            The corporation
   (joint account)              account or, if combined
                                funds, any one of the
                                individuals<F1>

3. Custodian account of a       The minor<F2>                    9.  Partnership account          The partnership
   minor (Uniform Gift to
   Minors Act)

4. a. The usual revocable                                        10. Association, club,           The organization
      savings trust                                                  religious, charitable,
      account (grantor is                                            educational or other
      also trustee) The                                              tax-exempt organization
      grantor-trustee<F1>

   b. So-called trust           The actual owner<F1>             11. A broker or registered       The broker or nominee
      account that is not a                                          nominee
      legal or valid trust
      under state law

                                                                 12. Account with the             The public entity
                                                                     Department of Agri-
                                                                     culture in the name of
                                                                     a public entity (such
                                                                     as a state or local
                                                                     government, school
                                                                     district or prison) that
                                                                     receives agricultural
                                                                     program payments
------------------------------------------------------------     -------------------------------------------------------------

<F1> List first and circle the name of the person whose number you furnish.
<F2> Circle the minor's name and furnish the minor's social security number.
<F3> Show the name of the owner.  You may also enter your business name.  You may use your Social Security Number or Employer Identification Number.
<F4> List first and circle the name of the legal trust, estate or pension trust.

Note: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9
                                     Page 2

OBTAINING A NUMBER
If you don't have a taxpayer identification number or you don't know your number, obtain Form SS-5, Application for a Social Security Card, or Form SS-4, Application for Employer Identification Number, at the local office of the Social Security Administration or the Internal Revenue Service and apply for a number.

PAYEES EXEMPT FROM BACKUP WITHHOLDING
Payees specifically exempted from backup withholding on ALL payments include the following:
     *      A corporation.
     *      A financial institution.
     * An organization exempt from tax under section 501(a), an individual retirement plan or a custodial account under section 403(b)(7).
     *      The United States or any agency or instrumentality thereof.
     *      A state, the District of Columbia, a possession of the United
            States or any subdivision or instrumentality thereof.
     * A foreign government, a political subdivision of a foreign government or any agency or instrumentality thereof.
     * An international organization or any agency or instrumentality thereof.
     * A registered dealer in securities or commodities registered in the U.S. or a possession of the U.S.
     *      A futures commission merchant registered with the Commodity
            Futures Trading Commission.
     *      A real estate investment trust.
     *      A common trust fund operated by a bank under section 584(a).
     * Trust exempt from tax under section 664 or a non-exempt trust described in section 4947(a)(1).
     * An entity registered at all times during the tax year under the Investment Company Act of 1940.
     *      A foreign central bank of issue.
     * A middleman known in the investment community as a nominee or listed in the most recent publication of the American Society of Corporation Secretaries, Inc. Nominee List.
Payments of dividends and patronage dividends not generally subject to backup withholding include the following:
     *      Payments to nonresident aliens subject to withholding under section 1441.
     * Payments to partnerships not engaged in a trade or business in the U.S. and which have at least one nonresident partner.
     * Payments of patronage dividends where the amount received is not paid in money.
     *      Payments made by certain foreign organizations.
Payments of interest not generally subject to backup withholding include the following:
     *      Payments of interest on obligations issued by individuals.  Note:
            You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer's trade or business and you have not provided your correct taxpayer identification number to the payer.
     * Payments of tax-exempt interest (including exempt-interest dividends under section 852).
     *      Payments described in section 6049(b)(5) to non-resident aliens.
     *      Payments on tax-free covenant bonds under section 1451.
     *      Payments made by certain foreign organizations.
     *      Mortgage interest paid by you.

Exempt payees described above should file Form W-9 to avoid possible erroneous backup withholding. FILE THIS FORM WITH THE PAYER, FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE "EXEMPT" ON THE FACE OF THE FORM AND RETURN IT TO THE PAYER. IF THE PAYMENTS ARE INTEREST, DIVIDENDS OR PATRONAGE DIVIDENDS, ALSO SIGN AND DATE THE FORM. Certain payments, other than interest, dividends and patronage dividends, that are not subject to information reporting are also not subject to backup withholding. For details, see sections 6041, 6041A(a), 6045 and 6050A and the regulations thereunder.

PRIVACY ACT NOTICE - Section 6109 requires you to furnish your correct TIN to persons who must file information returns with the IRS to report interest, dividends and certain other income paid to you, mortgage interest you paid, the acquisition or abandonment of secured property or contributions you made to an IRA. The IRS uses the numbers for identification purposes and to help verify the accuracy of your tax return. You must provide your TIN whether or not you are required to file a tax return. Payers must generally withhold 31% of taxable interest, dividends, and certain other payments to a payee who does not furnish a TIN to a payer. Certain penalties may also apply.

PENALTIES
     *      PENALTY FOR FAILURE TO FURNISH TAXPAYER IDENTIFICATION
            NUMBER - If you fail to furnish your taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.
     *      CIVIL PENALTY FOR FALSE INFORMATION WITH RESPECT TO
            WITHHOLDING - If you make a false statement with no reasonable basis which results in no backup withholding, you are subject to a penalty of $500.
     * CRIMINAL PENALTY FOR FALSIFYING INFORMATION - Falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.
     * MISUSE OF TAXPAYER IDENTIFICATION NUMBERS - If a payer discloses or uses taxpayer identification numbers in violation of federal law, the payer may be subject to civil and criminal penalties.
FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE.